Loans Delinquent>= 90 Days (w/ BK, FC, FB)
Count UPB
421 $64,002,305.70
In Foreclosure >= 180 Days
Count UPB
0
In Bankruptcy >= 60 Days
Count UPB
33 $5,851,507.54
REO >= 180 Days
Count UPB
0
Loans with LTV >= 85% and Delinquent >= 60 Days(Excluded
BK, FC, FB, REO)
Count UPB
83 $8,273,975.82
Loans with UPB <= $50K and Delinquent >= 30
Days(Excluded BK, FC, FB, REO)
Count UPB
43 $1,435,624.41
Loans in Foreclosure >= 60 Days beyond state average
Count UPB
3 $396,187.04
MI Claims open >= 60 Days
Number of Loans Total Claim Amount Avg. Claim Avg. Aging
0
REO Not on Market and in Inventory >= 60 Days
Number of Loans Total UPB Avg. Days in Inventory
19 $1,766,526.33 67.5
REO on Market and in Inventory >= 60 Days
Number of Loans Total UPB Avg. Days in Inventory
0
REO Prop in Eviction >= 60 Days
Number of Loans Total UPB Avg. Days in Eviction
0
BPO Reconciliation
Variance Number of Loans Total UPB
10 - 15% 127 $21,089,014.48
15 - 20% 70 $11,918,229.04
20 - 25% 46 $5,493,197.93
25 - 30% 62 $9,018,164.53
> 30% 159 $14,758,083.36
Red Flag Dashboard (OTS)
Date: 12/15/2005 4:32:58 PM Deal Number: SAIL 2005-HE1 Report As of: 11/30/2005
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